[On Chapman and Cutler LLP Letterhead]

April 11, 2016

Securities and Exchange Commission
100 F Street, N.E.
 Washington, D.C. 20549

Re: Amplify ETF Trust
Registration Statement on Form 8‑A

Ladies and Gentlemen:

On behalf of the Amplify Online Retail ETF (the “Fund”), a series of the Amplify ETF Trust (the “Trust”), we enclose herewith for filing pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, a Registration Statement of the Trust on Form 8‑A covering the Fund’s common shares of beneficial interest $.01 par value per share (the “Shares”).

On April 5, 2016, on behalf of the Fund, the Trust filed with the Securities and Exchange Commission an amended Registration Statement on Form N‑1A (Registration Nos. 333-207937 and 811-23108) to register the Shares under the Securities Act of 1933, as amended.

The Shares are being listed on The NASDAQ Stock Market LLC and, accordingly, a copy of the Preliminary Prospectus which contains a description of the Shares has been transmitted for filing with The NASDAQ Stock Market LLC.

If you have any questions concerning this filing or require any additional information, please contact me at (312) 845‑3273.

Very truly yours,

Chapman and Cutler llp

By	/s/ Walter L. Draney
Walter L. Draney

Enclosure

Securities and Exchange Commission
Washington, D.C.

 Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Amplify ETF Trust
(Exact name of registrant as specified in its charter)

Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3250 Lacey Road Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share, of Amplify Online Retail ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.‑‑ | X |

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.‑‑ |    |

Securities Act registration statement file number to which this form relates: 333-207937

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the “Shares”), of the Amplify Online Retail ETF (the “Fund”), a series of the Amplify ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N‑1A (Registration Nos. 333-207937 and 811-203108), filed with the Securities and Exchange Commission on April 5, 2016. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8‑A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Elkhorn ETF Trust

By:	/s/ Christian Magoon
Christian Magoon,
Chief Executive Officer and President

April 11, 2016

Exhibit 1

Fund	I.R.S. Employer Identification No.
Amplify Online Retail ETF	81-0795363